Exhibit 10.45

NINTH AMENDMENT TO THIRD AMENDED AND
RESTATED SENIOR LOAN AND SECURITY AGREEMENT

           This Ninth Amendment to Third Amended and Restated Senior Loan and Security Agreement ("Ninth Amendment") entered into as of the 31st day of October, 2003 by and among Interpool, Inc. ("Interpool"), Interpool Limited ("Limited"), Interpool Finance Corp. ("Finance") and Trac Lease, Inc. ("TracLease"), each with an address at 211 College Road East, Princeton, New Jersey 08540 (each a "Borrower" and collectively "Borrowers"), PNC Bank, National Association, a national banking corporation, in its capacity as agent, syndication agent and as lender ("PNC", "Agent" or "Syndication Agent"), and Fleet National Bank (successor by merger to Bank Boston, N.A.), a national banking corporation, in its capacity as documentation agent and as lender ("Fleet" or "Documentation Agent"), along with each of the other lenders listed on the signature pages hereof, in their capacity as lenders (each individually, including PNC and Fleet in their capacity as lenders, is a "Lender" and collectively, they are referred to as "Lenders").

BACKGROUND

           A.     On or about December 19, 1997, Borrowers, certain Lenders and certain other banking institutions entered into the Third Amended and Restated Senior Loan and Security Agreement (as has been and may be further amended, supplemented or replaced from time to time, the "Loan Agreement") pursuant to which such banking institutions agreed to make certain advances to Borrowers under amended and restated terms and conditions. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

           B.     Borrowers have informed Agent and Lenders that Borrowers will not deliver their Financial Statements and certain reports by October 31, 2003 as required by the Eighth Amendment to Third Amended and Restated Senior Loan and Security Agreement. Borrowers have requested an extension of time to comply with filing and/ or delivering certain reports and Financial Statements for the fiscal years ended December 31, 2000, December 31, 2001 and December 31, 2002, and the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and Agent and Lenders desire to make certain other amendments to the Loan Agreement.

           NOW, THEREFORE, with the foregoing background incorporated by reference, the parties hereto, intending to be legally bound hereby, agree as follows:

           1.     Amendments to Loan Agreement.

                a.     Section 5.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

5.3 Pending Litigation: There are no judgments or judicial or administrative orders, proceedings or investigations (civil or criminal) pending, or to the knowledge of any Borrower, threatened, against any Borrower in any court or before any governmental authority or arbitration board or tribunal which may materially and adversely affect the business, financial condition, Property or prospects of such Borrower, or the ability of any Borrower or Borrowers to perform under this Agreement, except with respect to the inquiry being conducted by Morrison & Foerster LLP and the informal inquiry initiated by the Securities and Exchange Commission as such inquiries relate to the Restatement, neither of which Borrowers reasonably expect to have a material adverse effect on the business, financial condition, Property or prospects of Borrowers, or the ability of any Borrower or Borrowers to perform under this Agreement. No Borrower is in default with respect to any order of any court, governmental authority, regulatory agency or arbitration board or tribunal, the effect of which would materially and adversely affect the business, financial condition, Property or prospects of such Borrower. To the best of each Borrowers' knowledge, no executive officer of any Borrower has been indicted or convicted in connection with or is engaging in any criminal conduct, or is currently subject to any lawsuit, proceeding or under investigation in connection with any racketeering or other related type of conduct or activity.

           b.     Section 6.2(f) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(f) Compliance with Laws - Each Borrower shall be in compliance with any and all laws, ordinances, governmental rules and regulations, and court or administrative orders or decrees to which it is subject, whether federal, state or local, (including without limitations environmental or environmental-related laws, statutes, ordinances, rules, regulations and notices) which violation may materially adversely affect its business; provided, however, that notwithstanding the foregoing, Interpool shall be permitted to file its form 10-K for the period ended December 31, 2002 and its form 10-Q for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003 with the Securities and Exchange Commission no later than the following corresponding dates:

                   Report                               Filing Date
              December 31, 2002           10-K        January 9, 2004
              March 31, 2003              10-Q        January 31, 2004
              June 30, 2003               10-Q        February 29, 2004
              September 30, 2003          10-Q        March 31, 2004
Each Borrower shall also obtain and maintain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of its Property or to the conduct of its business, which failure to obtain may materially adversely affect the business, Property, financial conditions or prospects of such Borrower.

                c.     Section 6.11(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) within one hundred (100) days after the end of each fiscal year of Interpool and its Consolidated Subsidiaries, deliver to Agent and each Lender, Financial Statements for such year including the balance sheet as of the end of such fiscal year and a statement of cash flows and income statement for such fiscal year, audited by an independent public accounting firm of recognized standing, selected by Borrowers (and reasonably acceptable to Agent) to have been prepared in accordance with GAAP, and such independent public accountants shall also provide an unqualified opinion that the Financial Statements present fairly the Borrowers financial condition. Such independent accountants shall also provide a statement certifying that nothing has come to their attention to cause them to believe that calculations contained in the Officers Certificates referenced in Section 6.12 below are inaccurate. Notwithstanding anything to the contrary contained herein, Interpool and its Consolidated Subsidiaries, shall be permitted to deliver to Agent and each Lender, the restated Financial Statements for the fiscal years ended December 31, 2000 and December 31, 2001 and the Financial Statements contained in Interpool's Form 10-K for the fiscal year ended December 31, 2002 no later than the earlier of (A) January 9, 2004 and (B) the earliest date any such Financial Statements are required to be delivered by another of Borrowers' lenders/creditors (including after giving effect to extensions granted after the date hereof); provided, however, that clause (B) above shall not take into account any lenders/creditors of the Borrowers holding indebtedness totaling, in the aggregate, not more than the Excluded Amount that have failed to deliver waivers. As used herein, Excluded Amount means (i) at any time between October 31, 2003 and November 21, 2003, $200,000,000 and (ii) at any time after November 21, 2003, $0.00.

                d.     Section 6.11(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(ii) within sixty (60) days of the end of each fiscal quarter, deliver to Agent, for Interpool and its Consolidated Subsidiaries accounts receivable aging report, fleet utilization report and Lessee concentration report, certified by an Authorized Officer of Interpool as true and correct, all in form and substance reasonably satisfactory to Agent and each Lender. Notwithstanding anything to the contrary contained herein, Interpool and Consolidated Subsidiaries shall be permitted to deliver their accounts receivable aging reports for the fiscal quarters ended December 31, 2002, March 31, 2003 and June 30, 2003 no later than November 14, 2003.

                e.     Section 6.11(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(iii) within sixty (60) days after the end of each of the first three fiscal quarters, deliver to Agent and each Lender, Interpool and its Consolidated Subsidiaries' internally prepared quarterly Financial Statements, including internally prepared balance sheet, income statement and statement of cash flows. Notwithstanding anything to the contrary contained herein, Interpool and the Consolidated Subsidiaries shall be permitted to deliver to the Agent and each Lender the unaudited quarterly Financial Statements to be included in Interpool's Form 10-Q for the following fiscal quarters by the corresponding date:

                  Quarterly Report                 Delivery Date
                  March 31, 2003                   January 31, 2004
                  June 30, 2003                    February 29, 2004
                  September 30, 2003               March 31, 2004

provided however; that notwithstanding the foregoing, in each instance, such delivery dates shall be no later than the earlier of the dates set forth above or the earliest date such Financial Statements are required to be delivered by another of Borrowers' lenders/creditors (including after giving effect to extensions granted after the date hereof); provided, however, that the preceding proviso shall not take into account any lenders/creditors of the Borrowers holding indebtedness totaling, in the aggregate, not more than the Excluded Amount that have failed to deliver waivers.

                f.      Section 8.1 (g) of the Loan Agreement is hereby amended and restated as follows:

(g) Agreements with Others - (i) if any Borrower(s) shall default beyond any grace period (and such defaults remain outstanding) under any agreement(s) with any creditor(s) for borrowed money, which singularly or in the aggregate (together with such other agreements with any creditor for borrowed money) is in excess of $2,000,000 and (A) such default consists of the failure to pay any principal, premium or interest with respect to such indebtedness, including without limitation, Subordinated Debt or (B) such default consists of the failure to perform any covenant or agreement with respect to such indebtedness, including without limitation, Subordinated Debt if the effect of such default is to cause such Borrower's obligations which are the subject thereof to become due prior to its maturity date or prior to its regularly scheduled date for payment or (ii) an Event of Default occurs pursuant to Section 10.17 below; or

                g.     Section 8.1 of the Loan Agreement is hereby amended to include as follows:

(o) Notwithstanding anything to the contrary contained herein, the "Revolving Period Termination Event" described in Section 3(f) of the Second Omnibus Waiver Agreement (the "Chassis Waiver"), dated October 31, 2003, by and among MBIA Insurance Corporation, a New York stock insurance company, as Lease Enhancer (as defined in the Chassis Waiver), Lessor Note Enhancer (as defined in the Chassis Waiver) and Series Enhancer (as defined in the Chassis Waiver), JPMorgan Chase Bank, as ICF Indenture Trustee (as defined in the Chassis Waiver), as Lessor Indenture Trustee (as defined in the Chassis Waiver) under the ILFT-B Indenture (as defined in the Chassis Waiver) and the ILFT-C Indenture (as defined in the Chassis Waiver) and ICI Indenture Trustee (as defined in the Chassis Waiver), Interpool, Trac Lease, Interpool Titling Trust, Interpool Chassis Funding, LLC, Interpool Lease Financing Trust 2002-B, a Delaware statutory trust, by Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee under the Trust Agreement (as defined in the Chassis Waiver), the ILFT-B Trust Company (as defined in the Chassis Waiver), in its individual capacity, General Foods Credit Corporation, Interpool Lease Financing Trust 2002-C, a Delaware statutory trust, by Wilmington Trust Company, a Delaware banking, not in its individual capacity but solely as trustee under the Trust Agreement (as defined in the Chassis Waiver), the ILFT-C Trust Company (as defined in the Chassis Waiver), in its individual capacity, The Fifth Third Leasing Company, Intermodal Chassis Issuance, LLC, Wachovia Capital Markets, LLC (formerly-known-as Wachovia Securities, Inc.), as Administrative Agent (as defined in the Chassis Waiver) and as VFCC Deal Agent (as defined in the Chassis Waiver), Variable Funding Capital Corporation, and Wachovia Bank, National Association, as Interest Rate Hedge Counterparty (as defined in the Chassis Waiver) shall constitute an Event of Default hereunder.

           2.     Delivery of Financial Statements and Certain Reports Not Deemed an Event of Default. The delivery by Interpool and its Consolidated Subsidiaries' to Agent and Lenders of the audited Financial Statements referred to in Section 1(c) above and form 10-K for the fiscal year ended December 31, 2002 and the unaudited Financial Statements and form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003 no later than the dates set forth above in Sections 1(c) and 1(e) of this Ninth Amendment (collectively, the "Delayed Financial Statements") shall not be deemed to constitute an Event of Default or Unmatured Event of Default, unless:

                a.     after delivery of the Delayed Financial Statements, Interpool fails to certify, or inaccurately certifies, that, without qualification, there is no material adverse change in the Delayed Financial Statements from the draft of Interpool's unaudited quarterly Financial Statements contained in Interpool's October 20, 2003 lender presentation, other than as a direct result of the Restatement; or

                b.      after review of Interpool's Delayed Financial Statements and such reports (as described above), Agent and Lenders determine that an Event of Default or Unmatured Event of Default has occurred and is continuing pursuant to Sections 8.1 (c) or 8.1 (f) or any other provision of the Loan Agreement.

           3.     Performance Pricing. Notwithstanding anything to the contrary contained herein or in the Loan Agreement, the parties hereto acknowledge and confirm that the Funded Debt to Tangible Net Worth Ratio shall be deemed to be greater than 3.5:1 for the purpose of determining the pricing for the LIBOR Base Rate Option, the Base Rate Option and the Commitment Fee until such time as Borrowers have complied with all of the reporting requirements and covenants described herein and in the Loan Agreement (including delivery of the Delayed Financial Statements), and so long as no Event of Default or Unmatured Event of Default has occurred and is continuing under the Loan Documents.

           4.     Amendment Fees. In consideration for the accommodations and amendments made herein, Borrowers shall pay to Agent for the benefit of each Lender approving this Ninth Amendment on or before November 7, 2003 an "Amendment Fee" equal to 12.5 basis points of such approving Lender's Pro Rata Share under the Credit Facility.

           5.     Additional Covenants.

                a.     Borrowers shall at all times maintain unrestricted cash and unrestricted Cash Equivalents in an aggregate amount in excess of $71,000,000 and at least $80,000,000 as of the last Business Day of each month, until such time as the December 31, 2002 10-K is filed with the Securities and Exchange Commission and thereafter, in an amount in excess of $60,000,000 at all times and at least $67,500,000 as of the last Business Day of each month, until receipt of all of the Delayed Financial Statements. Until the Delayed Financial Statements are filed, Borrowers shall submit weekly cash reports on Wednesday of each week commencing on November 12, 2003 identifying the amount of such unrestricted cash and/or Cash Equivalents (such report to include without limitation the locations of such cash and/or Cash Equivalent) as of the preceding Friday certified by the chief financial officer or chief executive officer. For the purposes of this Ninth Amendment, "Cash Equivalents" shall mean (a) securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed or insured by the United States government or agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $300,000,000, or Yardville National Bank (so long as such investment does not exceed $2,000,000), (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard & Poor's or P-1 or the equivalent thereof by Moody's and in either case maturing within twelve months or less after the day of acquisition, (e) securities with maturities of twelve months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by an foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by Standard & Poor's or A by Moody's, (f) securities with maturities of twelve months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                b.     FTI Consulting, Inc. shall provide a certification of the initial balances of unrestricted cash and/or Cash Equivalents as well as the locations of such cash and/or Cash Equivalents on or before November 12, 2003.

                c.     Notwithstanding anything to the contrary contained in the Loan Agreement, including without limitation the disposition of Collateral permitted by Sections 6.16 and 2.7(d) thereof, all Collateral securing the Obligations as of the date of this Amendment shall continue to secure such Obligations. In furtherance of the foregoing, Section 6.16 and Section 2.7(d) of the Loan Agreement are hereby modified such that until written consent from the Agent and Majority Lenders, Borrowers shall not be permitted to sell or otherwise dispose of any of such Collateral (other than sales of Collateral in the ordinary course of business, so long as the value of the Collateral shall not exceed $6,000,000 per year and such proceeds shall be delivered to Agent to be applied to the Obligations) unless (i) the Agent is provided with substitute Collateral of equivalent value acceptable to the Agent and Lenders or (ii) such sale or disposition is on terms satisfactory to Agent and Majority Lenders and all proceeds from any sale or disposition are applied to reduce the Obligations on a dollar for dollar basis AND the Maximum Credit Limit is permanently reduced on a dollar for dollar basis by the amount of such proceeds.

                d.     Borrowers shall file a form 8-K containing December 31, 2002 year end financial information with Securities and Exchange Commission, including summary balance sheet, income statement, cash flow statements and fleet utilization information, on or before November 7, 2003.

                e.     Borrowers shall provide evidence that the Agent's liens and security interests in the assets of Finance have been properly recorded in the Bills of Sales Registry with the Public Records Office for the Cayman Islands and Finance's internal registry of charges, as required by the Loan Agreement on or before November 21, 2003.

                f.     Borrowers shall provide Borrowing Base certificates on a monthly basis, as of the end of each calendar month, no later than thirty (30) days following the end of each calendar month.

                g.     In conjunction with the cash flow projection delivered to Agent and Lenders, Borrowers have projected that no more than $8,000,000 in the aggregate, plus without duplication, an additional $1,000,000 per month commencing April 1, 2004, shall be used for "Lender Concessions" and Borrowers hereby agree not to exceed such amount without Agent's and Majority Lenders' prior written consent. For purposes hereof, "Lender Concessions" shall include, without limitation, with respect to any loan, credit, lease or other financing agreement (collectively, "Credit Documents") any and all monetary changes corresponding thereto, fees payable to financial institutions in conjunction with amendments and waivers under any Credit Documents, prepayments of amounts (whether principal and/or interest) owing to any financial institutions in excess of scheduled payments, amounts payable as a result of any changes in the amortization of any amounts owing to any financial institutions, reductions in advance rates and modifications to maturity dates relating to any Credit Documents, but shall not include the "Revolving Period Termination Event" described in Section 3(f) of the Chassis Waiver. In addition, Borrowers shall not encumber or permit to be encumbered any assets that are not currently subject to alien or security interest, in an amount in excess of $50,000,000, with respect to any indebtedness associated with the Credit Documents.

                h.     Borrowers shall, at all times until the delivery of all of the Delayed Financial Statements continue to engage FTI Consulting or another financial advisor/consultant reasonably satisfactory to Agent and Majority Lenders ("Financial Consultant") to provide financial and business assistance to Borrowers. In addition, Borrowers hereby authorize and direct the Financial Consultant to communicate directly with the Agent and Lenders on an unrestricted basis and to promptly furnish the Agent and Lenders, at the Borrowers' expense, with such information or reports as the Agent and/or Lenders may request.

                i.     Borrowers shall cooperate with Agent, Lenders and Evergreen Collateral Consulting, LLC ("Collateral Examiner") in conjunction with the Collateral review and reconciliation currently being performed by Collateral Examiner. The Borrowers shall continue to be obligated to pay all fees and expenses of the Collateral Examiner in connection with the Agent and Lenders engagement of the Collateral Examiner. The Collateral Examiner shall be entitled to, without limitation, review daily receipts and clearing of payments with respect to the Leases and Leased Property and reconcile all payments received on the Collateral to the information provided on the contracts and schedules for the Leases and Leased Property.

                j.     Borrowers shall provide as of November 7, 2003, a complete and accurate listing of all Collateral currently securing the Obligations along with an updated Borrowing Base Certificate, including all supporting schedules and back up documentation. Along with such Borrowing Base Certificate, Borrowers shall provide an Assignment Agreement confirming that the security interests of Agent (for the benefit of Lenders) continue to be first priority perfected security interests.

                k.     Borrowers shall provide as of November 14, 2003, a certified financial covenant compliance certificate based on the internally prepared unaudited preliminary Financial Statements that have been provided to Agent and Lenders as of such date.

                1.     Borrowers shall work diligently with Agent and Lenders to determine which such additional financial reports and information shall be required under Section 6.11(a)(ii) of the Loan Agreement, provided, however, that Borrowers, Agent and Lenders shall come to such agreement on or before November 14, 2003 or it shall be an Event of Default under the Loan Agreement. Each such financial report and information that comes to be required under this Section 5(1) shall be in form and substance acceptable to the Agent and Lenders.

                m.     Borrowers shall pay as of November 7, 2003, all fees, costs and expenses incurred by Lenders, including, but not limited to the Amendment Fee in connection with this Ninth Amendment and all attorneys' and other professional fees.

           6.     Representations and Warranties. Borrowers represents and warrants to Lenders:

                a.     By execution of this Ninth Amendment, Borrowers reconfirm all warranties and representations made to Lenders under the Loan Agreement and Loan Documents and restates such warranties and representations as of the date hereof, other than with respect to section 5.11 (e) of the Loan Agreement as it relates solely to the Restatement. All such warranties and representations shall be deemed continuing until all of the Obligations owing to Agent and Lenders are paid and satisfied in full.

                b.     The execution and delivery by Borrowers of this Ninth Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its powers, (ii) have been authorized by all necessary corporate action, and (iii) except for the Restatement and the delayed filing, are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which such Borrower is a party or by which the property of such Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

                c.     Each document and agreement executed and delivered in connection herewith will be valid, binding and enforceable in accordance with their respective terms.

                d.     After giving effect to this Ninth Amendment and the execution of similar waivers and amendments by the Borrowers' other lenders or debt-holders, no Default or Event of Default is outstanding.

           7.     No Waiver. Except as otherwise provided herein, this Ninth Amendment and any assignment or other instrument does not and shall not be deemed to constitute a waiver by Agent or Lenders of any Event of Default under the Loan Documents, including without limitation, the Notes, or the Loan Agreement, of any event which with the passage of time or the giving of notice or both would constitute an Event of Default, nor does it obligate Agent, or Lenders to agree to any further modifications of the terms of any of the Loan Documents or constitute a waiver of any other rights or remedies of Agent or Lenders.

           8.     Collateral. Borrowers covenant, confirm and agree that as security for the repayment of the Obligations, and any extensions, renewals, replacements, restructurings, or modifications thereof, Lenders have, and shall continue to have, a continuing first perfected lien on and security interest in all of the Collateral. Borrowers acknowledge and agree that nothing herein contained in any way impairs Lenders' rights or priority in such security.

           9.     Effectiveness Conditions. This Ninth Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to Lenders, Agent and Agent's counsel) (the "Effective Date"):

                a.     Execution and delivery by Borrowers to Lenders of this Ninth Amendment; and

                b.     Evidence of waivers of any defaults or unmatured events of default under all other credit facilities and/or financing arrangements among Borrowers, or any of them, and any of their creditors and/or lenders; provided however, that if Borrowers are unable to obtain all such waivers by October 31, 2003, Borrowers shall have, at a minimum, obtained waivers with respect to all such debt and liabilities (other than debt not aggregating more than $200,000,000) by October 31, 2003 and Borrowers shall receive the balance of such waivers on or before November 21, 2003.

           10.     Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. Each Borrower acknowledges by its signature below, that this Ninth Amendment shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document.

           11.     Governing Law. This Ninth Amendment shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania.

           12.     Integration. Except as expressly provided herein, all terms and conditions of the Loan Documents remain in full force and effect, unless such terms or conditions are no longer applicable by their terms. To the extent the provisions of this Ninth Amendment are expressly inconsistent with the provisions of the Loan Documents, the provisions of this Ninth Amendment shall control.

           13.     Release. As further consideration for the agreement of Lenders and Agent to grant the accommodations set forth herein, each Borrower acknowledges and agrees that: (a) no Borrower has any claim or cause of action against the Agent or any Lender (or any of its respective directors, officers, employees or agent); (b) no Borrower has any offset right, counterclaim or defense of any kind against any of their respective obligations, indebtedness or liabilities to the Agent or any Lender; and (c) each of the Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to each Borrower. The Borrowers wish to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's and the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, each Borrower unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent or any Lender to any Borrower, except the obligations to be performed by the Agent or any Lender on or after the date hereof as expressly stated in this Ninth Amendment, the Loan Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Borrower might otherwise have against the Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

           14.     Counterparts and Facsimile. This Ninth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signatures by facsimile shall bind the parties hereto.

          IN WITNESS WHEREOF, the parties hereto have caused this Ninth Amendment to be executed and delivered as of the day and year first above written.

BORROWERS:	INTERPOOL, INC.

By:______________________________________

INTERPOOL LIMITED

By:______________________________________

TRAC LEASE, INC.

By:______________________________________

INTERPOOL FINANCE CORP.

By:______________________________________

LENDERS:	PNC BANK, NATIONAL ASSOCIATION, as Agent, Syndication Agent and Lender

By:_____________________________________________

FLEET NATIONAL BANK, as Documentation Agent and Lender

By:_____________________________________________

WACHOVIA BANK, National Association, as Lender

By:_____________________________________________

JPMORGAN CHASE BANK, as Lender

By:_____________________________________________

CREDIT LYONNAIS AMERICAS, as Lender

By:_____________________________________________

UNION BANK OF CALIFORNIA, N.A., as Lender

By:_____________________________________________

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:_____________________________________________

NATIONAL CITY BANK, as Lender

By:_____________________________________________

HSH NORDBANK AG, NEW YORK BRANCH, as Lender

By:_____________________________________________